EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: Western Sizzlin Corp. (WEST)

DATE OF EVENT REQUIRING STATEMENT: December 16, 2009

SIGNATURE:    /s/ Jonathan Dash
                            JONATHAN DASH